Obalon Announces Fourth Quarter and Full Year 2017 Financial Results
SAN DIEGO, CA March 5, 2018 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its audited financial results as of and for the fourth quarter and full year ended December 31, 2017.
Fourth Quarter highlights:

•	Q4-17 total revenue of $3.7 million grew 32% sequentially over Q3-17

•	Q4-17 U.S. revenue of $2.9 million grew 43% sequentially over Q3-17

•	Highest number of new U.S. accounts sold of any quarter since U.S. launch

•	U.S. reorder revenue exceeds revenue from new account additions for first quarter since U.S. launch

•	Gross margin improved to 54%
Full Year 2017 highlights:

•	Full year 2017 revenue increased 192% year over year to $9.9 million

•	Full year U.S. revenue of $8.3 million for first year of U.S. commercialization

•	New U.S. account revenue accounted for approximately 60% and U.S. reorder revenue accounted for approximately 40% of total U.S. revenue
Fourth Quarter 2017 Results:
The Company reported total revenue of $3.7 million for the fourth quarter of 2017, compared to $0.8 million for the fourth quarter of 2016. U.S. revenue of $2.9 million represented 78% of total revenue and international revenue of $0.8 million represented 22% of total revenue for the fourth quarter 2017.
Net loss was reported at $10.1 million compared to a net loss of $7.5 million in the fourth quarter of 2016 and net loss per share was $0.60 for the fourth quarter of 2017 as compared to net loss per share of $0.51 for the fourth quarter of 2016.
Cost of goods sold was $1.7 million during the three months ended December 31, 2017, up from $0.9 million for the prior year period. Gross profit for the fourth quarter of 2017 was $2.0 million, resulting in a gross margin of 54%, compared to a gross loss of $0.1 million and gross margin of -13% for the fourth quarter of 2016.

Research and Development expense for the fourth quarter of 2017 totaled $2.7 million, up from $2.6 million in the fourth quarter of 2016, and Selling, General and Administrative expense increased to $9.2 million for the fourth quarter of 2017, compared to $4.8 million in the fourth quarter 2016.
Operating loss for the fourth quarter of 2017 was $9.9 million, compared to an operating loss of $7.5 million for the fourth quarter of 2016.
As of December 31, 2017, cash, cash equivalents and short-term investments were $44.4 million and total debt was $10.0 million.
Full Year 2017 Results
Obalon reported full year 2017 total revenue of $9.9 million, a 192% increase from $3.4 million for the full year 2016. U.S. revenue of $8.3 million represented 83% of full year 2017 revenue. International revenue of $1.7 million equated to 17% of full year revenue as compared to 100% of full year revenue in 2016.
Gross profit for the full year 2017 was $5.1 million, a gross margin of 51%, and increased from a gross profit of $0.6 million in the prior year and a gross margin of 17%.
Research and Development expense totaled $10.7 million for the full year 2017, up from $9.9 million for the full year 2016, and Selling, General and Administrative expense increased to $28.8 million for the full year 2017, compared to $10.2 million for the full year 2016.
Operating loss for the full year 2017 was $34.4 million, compared to an operating loss of $19.5 million for the full year 2016.
Net loss was reported at $34.8 million for the full year 2017 compared to a net loss of $20.5 million for the full year 2016 and net loss per share was $2.08 for the full year 2017 as compared to net loss per share of $4.85 for the full year 2016.
Call Information
A conference call to discuss fourth quarter 2017 financial results is scheduled for today, March 5, 2018, at 5:00 PM Eastern Standard Time (2:00 PM Pacific Standard Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S.) or (661) 378-9934 (international) using passcode 1178907.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event.  The conference call will also be webcast live at:  http://edge.media-server.com/m6/p/sfqrxtdj.
An archive of the webcast will be available for twelve months following the event on the Obalon Therapeutics, Inc. website located at http://investor.obalon.com in the “News & Events” section.

About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com
Media:
Megan Driscoll
EvolveMKD
Office Phone: +1 646 517 4220
mdriscoll@evolvemkd.com

OBALON THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except shares and per share data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue:
Revenue	$3,692	$—	$9,914	$—
Revenue, related party	—	772	—	3,393
Total revenue	3,692	772	9,914	3,393
Cost of revenue	1,702	871	4,829	2,809
Gross profit	1,990	(99)	5,085	584
Operating expenses:
Research and development	2,689	2,605	10,647	9,872
Selling, general and administrative	9,223	4,830	28,829	10,217
Total operating expenses	11,912	7,435	39,476	20,089
Loss from operations	(9,922)	(7,534)	(34,391)	(19,505)
Interest expense, net	(25)	(52)	(135)	(477)
Gain (loss) from change in fair value of warrant liability	—	84	—	(466)
Other (expense) income, net	(173)	7	(239)	(19)
Net loss	(10,120)	(7,495)	(34,765)	(20,467)
Other comprehensive loss income	—	(6)	(4)	(1)
Net loss and comprehensive loss	$(10,120)	$(7,501)	$(34,769)	$(20,468)
Net loss per share, basic and diluted	$(0.60)	$(0.51)	$(2.08)	$(4.85)
Weighted-average common shares outstanding, basic and diluted	16,918,702	14,689,828	16,717,106	4,221,893

OBALON THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$21,108	$72,975
Short-term investments	23,292	2,500
Accounts receivable, net	4,223	—
Accounts receivable, related party	—	515
Inventory	1,418	827
Other current assets	1,714	1,244
Total current assets	51,755	78,061
Property and equipment, net	1,346	717
Total assets	$53,101	$78,778
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,276	$595
Accrued compensation	4,494	2,497
Deferred revenue	510	121
Other current liabilities	1,773	1,379
Current portion of long-term loan	1,958	—
Total current liabilities	10,011	4,592
Deferred rent	13	—
Long-term loan, excluding current potion	7,964	9,881
Total long-term liabilities	7,977	9,881
Total liabilities	17,988	14,473

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized at December 31, 2017 and December 31, 2016; 17,500,604 and 16,773,205 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	18	17
Additional paid-in capital	146,474	140,898
Accumulated other comprehensive loss	(5)	(1)
Accumulated deficit	(111,374)	(76,609)
Total stockholders’ equity	35,113	64,305
Total liabilities and stockholders’ equity	$53,101	$78,778

OBALON THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2017	2016
Operating activities:
Net loss	$(34,765)	$(20,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	330	192
Stock-based compensation	3,241	563
Fair value of stock issued for legal settlements	1,606	—
Loss on disposal of fixed assets	—	13
Change in fair value of warrant liability	—	466
Amortization of investment premium, net	18	125
Amortization of debt discount	42	70
Change in operating assets and liabilities:
Accounts receivable, net	(4,223)	—
Accounts receivable from related party	515	121
Inventory	(591)	(464)
Other current assets	(470)	(985)
Accounts payable	624	46
Accrued compensation	1,997	1,247
Deferred revenue	389	121
Other current and long-term liabilities	663	(416)
Net cash used in operating activities	(30,624)	(19,368)
Investing activities:
Purchases of short-term investments	(94,613)	(18,897)
Maturities of short-term investments	73,800	25,450
Purchase of property and equipment	(1,043)	(352)
Net cash (used in) provided by investing activities	(21,856)	6,201
Financing activities:
Issuance of preferred stock for cash, net of offering costs	—	14,517
Proceeds from initial public offering, net of issuance costs	—	67,233
Proceeds from long-term loan, net of issuance costs	—	—
Fees paid in connection with loan amendment	—	(30)
Proceeds from common stock issued under employee stock purchase plan	429	—
Proceeds from sale of common stock upon exercise of stock options	184	1,066
Net cash provided by financing activities	613	82,786
Effect of exchange rate changes on cash and cash equivalents	—	—
Net (decrease) increase in cash and cash equivalents	(51,867)	69,619
Cash and cash equivalents at beginning of period	72,975	3,356
Cash and cash equivalents at end of period	$21,108	$72,975
Supplemental cash flow information:
Interest paid	$562	$527
Income taxes paid	$2	$—
Conversion of convertible preferred stock to common stock	$—	$70,498
Net exercises of warrants	$—	$591
Conversion of customer deposit from related party to preferred stock	$—	$1,283
Property and equipment in accounts payable	$83	$140